TITAN MACHINERY INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN 1. Purpose. This Non-Employee Director Compensation Plan (the "Plan") is intended to attract highly qualified individuals to serve as Non-Employee Directors of Titan Machinery Inc. (the "Company") and to provide Non-Employee Directors with incentives and rewards that motivate superior oversight and protection of the Company’s business. 2. Administration. The Plan shall be administered by the Compensation Committee (“Compensation Committee”) of the Board of Directors (the “Board”) of the Company. The Compensation Committee shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan's administration and take any other actions necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Compensation Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. 3. Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company do not receive additional compensation for service as a director and shall not be eligible to participate in the Plan. 4. Cash Compensation. (a) Board Member Annual Retainer. Each Non-Employee Director shall receive an annual Base Cash Retainer in an amount as determined by the Board from time to time. The current annual Base Cash Retainer is stated in EXHIBIT A hereto, as amended from time to time. The annual Base Cash Retainer amount shall be paid, in arrears, in equal quarterly installments (or in a pro-rated amount if applicable) on or about the last business day of each fiscal quarter. If a Non-Employee Director’s Board service commences or terminates on a date other than the first day of a quarter, then the Base Cash Retainer payment will be calculated on a pro-rated basis for the days of actual service for the quarter. (b) Non-Employee Chair, Committee Chairs, and Lead Independent Director Supplemental Cash Retainers. Each Non-Employee Director who is appointed to serve as the Board Chair, a Committee Chair, or Lead Independent Director shall receive an annual Supplemental Cash Retainer in an amount as determined by the Board from time to time. The current annual Supplemental Cash Retainers for the Board Chair, Committee Chairs, and Lead Independent Director are stated in EXHIBIT A hereto, as amended from time to time. The applicable retainers for these positions shall be paid, in arrears, in equal quarterly

2 installments (or in a pro-rated amount if applicable), on or about the last business day of each fiscal quarter. If the Board Chair, a Committee Chair or Lead Independent Director position commences or terminates on a date other than the first day of a quarter, then the Supplemental Cash Retainer payment will be calculated on a pro-rated basis for the days of actual service for the quarter. 5. Equity Compensation. (a) Source of Shares. All grants of equity awards contemplated by this Plan shall be issued under (i) the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, as amended from time to time, and shall be subject to all of the terms and conditions thereof or (ii) any other equity incentive or other similar plan adopted by the Board and approved by the Company’s stockholders (the “EIP”). Grants of equity awards contemplated by this Plan may only be made to the extent that shares remain available for issuance under the EIP. In the event of any inconsistency between the terms of the EIP and the terms of this Plan with respect to the Company’s equity awards, the terms of the EIP shall control. The Plan does not constitute a separate source of shares for use in granting any equity awards hereunder. (b) Annual Equity Award. Each Non-Employee Director who is elected or continues as a member of the Board following the annual meeting of stockholders will receive an annual award of restricted stock (the “Annual Equity Award”) in an amount as determined by the Board from time to time (the “Annual Equity Award Value”). The current Annual Equity Award Value is stated in EXHIBIT A hereto, as amended from time to time. The number of shares of restricted stock granted to each Non-Employee Director for the Annual Equity Award shall be equal to: [the Annual Equity Award Value] ÷ [the closing market price of a share of the Company’s common stock on the grant date], rounded upward to the nearest whole number. The Annual Equity Award shall be granted as of the date of the annual meeting of stockholders for the next 12 months of service and shall vest in full on the date of the following year’s annual meeting of stockholders, or such other grant or vesting dates as determined by the Compensation Committee. In the event that the following year’s annual meeting of stockholders is scheduled for a date that results in a material modification to the intended 12-month vesting period (whether shorter or longer), the Compensation Committee may, at its discretion, change the upcoming vesting date or grant date of an Annual Equity Award as appropriate to achieve the desired approximate 12 month vesting period.

3 (c) Partial Year Equity Award. If a Non-Employee Director commences Board service on a date other than as of the date of the annual meeting of stockholders, he/she shall receive a pro-rated equity award of restricted stock (the “Partial Year Equity Award”) granted on the effective date of service or such later date as determined by the Compensation Committee. The Partial Year Equity Award shall vest in full on the vesting date of the Annual Equity Award for the other Non-Employee Directors, or such other vesting date as determined by the Compensation Committee. The dollar value of the Partial Year Equity Award shall be calculated as follows: [the Annual Equity Award Value] x [(the number of days of service from the effective date of service until the vesting date) divided by (365)]. The number of shares of restricted stock granted to the Non-Employee Director for the Partial Year Equity Award shall be equal to: [the dollar value of the Partial Year Equity Award, as calculated above] ÷ [the closing market price of a share of the Company’s common stock on the grant date], rounded up to the nearest whole number. (d) Other Terms. The shares of restricted stock shall be granted pursuant to the terms of the EIP and a Restricted Stock Award Agreement (the “Award Agreement”) between the Non-Employee Director and the Company. Other terms and conditions of the Annual Equity Award or Partial Year Equity Award, as applicable, shall be determined by the Compensation Committee, as stated in the Award Agreement. (e) Vesting. Promptly following the vesting date, the Company shall instruct its transfer agent to remove the vesting restrictions from the shares of restricted stock that have vested. (f) Forfeiture; Partial Vesting. If a Non-Employee Director experiences a separation from Board service prior to the scheduled vesting date for any shares of unvested restricted stock issued pursuant to any Annual Equity Award or Partial Year Equity Award, then such shares of unvested restricted stock held by such Non-Employee Director shall be automatically forfeited, except in the event that such separation from Board service is the result of: i. death, ii. permanent disability (as determined by the Compensation Committee), or iii. mandatory retirement pursuant to the Company’s Board retirement policy. (Each of the events described in Section 5(f)(i)-(iii) being referred to as a “Partial Vesting Event”).

4 Upon a Partial Vesting Event, where the Non-Employee Director has unvested shares under an Annual Equity Award, the affected Non-Employee Director will receive pro-rated vesting of the Non-Employee Director’s unvested shares based on the actual days of service from the grant date to the Partial Vesting Event date as compared to the total days of the full vesting period for the Annual Equity Award. The remaining shares of unvested restricted stock shall be automatically forfeited as of the date of the Partial Vesting Event. In the case of a Partial Vesting Event, where the Non-Employee Director has unvested shares under a Partial Year Equity Award (and not an Annual Equity Award), then the affected Non-Employee Director will receive pro-rated vesting of the Non-Employee Director’s unvested shares based on the actual days of service from the grant date to the Partial Vesting Event date as compared to the total days of the vesting period for the Partial Annual Equity Award. The remaining shares of unvested restricted stock shall be automatically forfeited as of the date of the Partial Vesting Event. (g) Sale of Vested Stock for Tax Purposes. During a Non-Employee Director’s term of service, such Non-Employee Director shall not sell any shares of the Company’s common stock acquired pursuant to any Annual Equity Award or Partial Year Equity Award, except that until the earlier of (i) the filing by a Non-Employee Director of his or her U.S. federal income tax return for the calendar year in which an Annual Equity Award or Partial Year Equity Award becomes includible in the Non-Employee Director’s income, or (ii) the deadline, without extension, for the filing of the U.S. federal income tax return described in clause (i) of this Section 5(g), the Non-Employee Director may sell shares of the Company’s common stock to cover all or part of such Non-Employee Director’s estimated tax liability (calculated using the highest applicable state and federal marginal rates, not to exceed 50%) arising from the granting, vesting, settlement or other taxable event resulting in an Annual Equity Award or Partial Year Equity Award being includible in the Non-Employee Director’s gross income for the relevant calendar year. The Form 4 or Form 5 filed upon the occurrence of any such sale shall state that the sale was effected for the purpose of covering all or part of the estimated tax liability incurred by such Non- Employee Director for the compensation realized upon the granting, vesting, settlement or other taxable event associated with an Annual Equity Award or Partial Year Equity Award. A Non-Employee Director may sell shares of the Company’s common stock to cover the tax burden described in this Section 5(g) from any “tax lots” of shares of the Company’s common stock acquired from an Annual Equity Award or Partial Year Equity Award (rather than only selling shares of the Company’s common stock from the “tax lot” of shares acquired from the Annual Equity Award or Partial Year Equity Award that gave rise to the estimated tax liability to be covered) as considered preferable for personal tax planning purposes. Nothing herein prohibits a Non-Employee Director from selling shares of the Company’s common stock acquired outside of this Plan, the EIP or any other director compensation plan.

5 All stock transactions are subject to the Company’s Insider Trading Policy. 6. Reimbursement of Expenses. The Company shall reimburse each Non-Employee Director for his or her reasonable business expenses incurred in connection with the performance of his or her duties, including reasonable travel and other expenses incurred by the Non-Employee Director to attend Board and Committee meetings. Each Non-Employee Director shall provide to the Company such receipts and other records related to such reimbursable expenses as the Company may require. To the extent that any reimbursement under the Plan provides for a deferral of compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (a) the amount eligible for reimbursement in one calendar year may not affect the amount eligible for reimbursement in any other calendar year; (b) the right to reimbursement is not subject to liquidation or exchange for another benefit; and (c) any such reimbursement of an expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred. 7. General Provisions. (a) Unfunded Obligations. The amounts to be paid to Non-Employee Directors under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor. (b) Annual Aggregate Limit. Regardless of the terms in this Plan, pursuant to the terms of the EIP, the maximum aggregate dollar value of compensation receivable by a Non-Employee Director for services rendered as a Non-Employee Director during any fiscal year, including pursuant to (i) the Annual Equity Award, (ii) any Partial Year Equity Award, (iii) the Base Cash Retainer or (iv) any Supplemental Cash Retainer, shall not exceed $350,000 or such other amount as established pursuant to the EIP from time to time. (c) No Right to Continued Board Membership. Neither the Plan nor any compensation paid hereunder will confer on any Non-Employee Director the right to continue to serve as a member of the Board or in any other capacity. (d) Nonassignment. Any and all rights of a Non-Employee Director respecting payments under this Plan may not be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so shall be void. (e) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

6 (f) Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof (other than matters covered by the EIP) and supersedes all prior plans with respect to the subject matter hereof. (g) Compliance With Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. (h) Term of Plan. This Plan will remain in effect until it is revised or terminated by further action of the Board. (i) Termination and Amendment. The Board may, at any time, amend or modify this Plan in whole or in part in its sole discretion. (j) Applicable Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules. (k) Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under the Plan will comply with Section 409A. (l) Withholding. To the extent required by applicable federal, state or local law, a Non-Employee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. (m) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted. (n) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan. Approved: March 13, 2025

7 EXHIBIT A TO NON-EMPLOYEE DIRECTOR COMPENSATION PLAN Each Non-Employee Director’s total Annual Cash Retainer for one year’s service on the Board is determined as the sum of the Base Cash Retainer plus, if applicable, the Supplemental Cash Retainer for the position held, as set forth in the following table: Supplemental Cash Retainers Board Chair $95,000 Audit Committee Chair $25,000 Lead Independent Director $15,000 Compensation Committee Chair $10,000 Governance/Nominating Committee Chair $10,000 Annual Equity Award Value (received by all Non- Employee Directors) $80,000 Base Cash Retainer (received by all Non-Employee Directors) $55,000